Exhibit 32.1

THE LUBRIZOL CORPORATION

Certification of Chief Executive Officer and Chief Financial Officer of

The Lubrizol Corporation Pursuant to 18 U.S.C. Section 1350

I certify that, to the best of my knowledge and belief, the Quarterly Report on Form 10-Q of The Lubrizol Corporation for the period ending September 30, 2008:

(1)	fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of The Lubrizol Corporation.

/s/ James L. Hambrick
James L. Hambrick
Chief Executive Officer and President

November 7, 2008

I certify that, to the best of my knowledge and belief, the Quarterly Report on Form 10-Q of The Lubrizol Corporation for the period ending September 30, 2008:

(1)	fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of The Lubrizol Corporation.

/s/ Charles P. Cooley
Charles P. Cooley
Chief Financial Officer

November 7, 2008